SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                         EXCHANGE ACT OF 1934

     Filed by the Registrant ( )
     Filed by a Party other than the Registrant  ( )

     Check the appropriate box:

     ( ) Preliminary Proxy Statement    ( ) Confidential, for Use of
     ( ) Definitive Proxy Statement         the Commission
     (X) Definitive Additional              Only (as permitted by Rule
         materials                          14A-6(e)(2))
     ( ) Soliciting Material Pursuant
									to Rule 14a-11(c) or Rule 14a-12

                                 Filing By:

                           RITE AID CORPORATION*
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

 Payment of Filing Fee (Check the appropriate box):

 ( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

 ( ) $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

 (X) Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

                        Aggregate Number            Proposed Maximum
Title of Each Class of  of Securities to    Price      Aggregate
Securities To Which     Which Transaction    Per        Value of      Amount of
Transaction Applies        Applies(1)      Share(2)  Transaction(3)   Filing Fee

Revco D.S., Inc. Common    35,004,534        $27     $975,751,385.2  $195,150.27
Stock $.01 par value

     (1) Based on 66,587,990 shares of Revco Common Stock issued and outstanding plus 3,561,377 shares of Revco Common Stock reserved for issuance pursuant to the Revco 1992 Long-Term Incentive Compensation Plan, as amended, and the Revco 1992 Non-Employee Directors' Stock Option Plan, as amended, as of November 29, 1995, less the 35,144,833 shares of Revco Common Stock that Rite Aid expects to purchase pursuant to its December 4, 1995 offer to purchase 35,144,833 shares of Revco Common Stock at a price of $27.50 per share.

     * Rite Aid Corporation will be the Registrant with respect to Form S-4 Registration Statement to be filed under the Securities Act of 1933 to register the shares of Rite Aid
        Common Stock to be issued pursuant to the Agreement and Plan of Merger to which the Proxy Statement relates.

     (2) Price per share for Revco D.S., Inc. Common Stock is the average of the reported high and low sales prices per share of Revco Common Stock on the New York Stock Exchange
          Composite Tape on Friday, December 22, 1995.

     (3) Estimated solely for the purpose of calculating the filing fee.

     (X) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  $195,150.27

     (2)  Form, Schedule or Registration Statement No.:  Schedule 14A

     (3)  Filing Party:  Joint Filing by Rite Aid and Revco

     (4)  Date Filed:  December 27, 1995



     [Rite Aid Logo]

     RITE AID CORPORATION

                              IMPORTANT REMINDER

                                           March 15, 1996

     Dear Rite Aid Shareholder:

          Your proxy has not yet been received for Rite Aid's upcoming Special Meeting on Thursday, March 28. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

          AT the Special Meeting, you will be specifically asked to consider and vote upon a proposal to approve the issuance of up to 42,865,712 shares pursuant to the Agreement and Plan of Merger dated November 29, 1995, between Ocean Acquisition Corp., a wholly owned subsidiary of Rite Aid, and Revco D.S. Inc. and other related proposals.

          YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF RITE AID AND HAS APPROVED THE MERGER AGREEMENT AND ACCORDINGLY RECOMMEND THAT RITE AID STOCKHOLDERS VOTE IN FAVOR OF THE STOCK ISSUANCE.

          Additional information is contained in the Proxy Statement previously sent to you. If you have any questions or need an additional copy of the Proxy Statement, please call MacKenzie Partners, Inc., who is assisting us with the solicitation at (800) 322-2885 (toll-free) or (212) 929-5500 collect.

          TIME IS SHORT. EVEN IF YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED
     DUPLICATE PROXY IN THE POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

          We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.

                                    Sincerely,

                                    Martin L. Grass
                                    Chairman and Chief Executive Officer